LIBERTY LATIN AMERICA LTD.
EXCHANGE AGREEMENT
March 27, 2026
Mr. Balan Nair, the President and Chief Executive Officer and a director (the “Undersigned”) of Liberty Latin America Ltd., a Bermuda exempted company (“LLA”), enters into this Exchange Agreement (this “Agreement”) with LLA as of the date first written above.
On and subject to the terms hereof, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Definitions.
(a)“Agreement” has the meaning set forth in the preamble hereto.
(b)“Closing” has the meaning set forth in Section 2.3.
(c)“Closing Date” has the meaning set forth in Section 2.3.
(d)“Exchange” has the meaning set forth in Section 2.1.
(e)“Exchanged Shares” means the number of Class A Common Shares, par value $0.01 per share, of LLA specified on Exhibit A hereto.
(f)“LLA” has the meaning set forth in the preamble hereto.
(g)“Person” means an individual, a corporation, a limited liability company, a joint venture, a partnership, an incorporated or unincorporated association, a joint stock company, a trust, an unincorporated organization or a government or an agency or apolitical subdivision thereof or other entity of any kind.
(h)“Transaction Shares” means the number of Class C Common Shares, par value $0.01 per share, of LLA specified on Exhibit A hereto.
(i)“Transactions” has the meaning set forth in Section 2.2.
(j)“Transfer Agent” has the meaning set forth in Section 2.3.
(k)“Undersigned” has the meaning set forth in the preamble hereto.
ARTICLE II
EXCHANGE OF SHARES
Section 2.1Exchange. Upon and subject to the terms set forth in this Agreement, on or prior to March 27, 2026, the Undersigned hereby agrees to (a) deliver and surrender the Exchanged Shares for exchange (the “Exchange”) and (b) provide evidence of such delivery and surrender to LLA.

Section 2.2Transaction Shares Consideration. For and in consideration of the Undersigned complying with Section 2.1 of this Agreement, LLA agrees to deliver or cause to be delivered the Transaction Shares to the Undersigned on the Closing Date. The transactions contemplated by this Agreement, including the issuance, delivery and acceptance of the Transaction Shares and the Exchange, are collectively referred to herein as the “Transactions” and are being effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.
Section 2.3Closing. The closing of the Transactions (the “Closing”) shall occur on or before March 30, 2026 or such other date as may be mutually and expressly agreed upon by the parties in writing (the “Closing Date”). On or prior to the Closing Date, LLA shall deliver, or cause to be delivered, to the Undersigned the Transaction Shares, to be effected in book-entry form by Computershare Trust Company, N.A., as transfer agent (in such capacity, the “Transfer Agent”); provided, however, that the parties acknowledge that the delivery of the Transaction Shares to the Undersigned be delayed due to procedures or required actions of the Depositary Trust Company or the Transfer Agent, and that any such delays will not constitute a default under this Agreement so long as LLA is using its reasonable best efforts to effect the delivery of the Transaction Shares as promptly as practicable. The Transactions shall be initiated via a Deposit/Withdrawal At Custodian withdrawal pursuant to instructions provided by the Undersigned, which the Undersigned agrees to use its reasonable best efforts to cause the appropriate DTC Participant to provide no later than 9:00 a.m. New York City time on the Closing Date, and the issuance, delivery and acceptance of the Transaction Shares shall be reflected on the books and records of LLA pursuant to the instructions provided by LLA to its Transfer Agent.
Section 2.4Termination. At any time prior to the Closing, this Agreement may be terminated and the Transactions hereby abandoned by the mutual written consent of LLA and the Undersigned.
ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED
The Undersigned hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to LLA, and all such covenants, representations and warranties shall survive the Closing.
Section 3.1Power and Authorization. The Undersigned has the power, authority and capacity to perform his obligations hereunder and to consummate the Transactions.
Section 3.2Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned, enforceable against the Undersigned in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under any agreement or instrument to which the Undersigned is a party.

Section 3.3Title to the Exchanged Shares. The Undersigned is the sole legal and beneficial owner of the Exchanged Shares set forth opposite his name on Exhibit A hereto and has not, in whole or in part, assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of his Exchanged Shares or given any Person any transfer order, power of attorney or other authority of any nature whatsoever with respect to his Exchanged Shares.
Section 3.4No Brokers. No commission or other remuneration has been paid or given directly or indirectly to, by or on behalf of the Undersigned in connection with, or in order to solicit or facilitate, the Transactions, and there is no liability or obligation to pay any such commission or remuneration with respect to the Transactions.
ARTICLE IV
COVENANTS, REPRESENTATIONS AND WARRANTIES OF LLA
LLA hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Undersigned, and all such covenants, representations and warranties shall survive the Closing.
Section 4.1Power and Authorization. LLA is a validly existing exempted company and in good standing under the laws of Bermuda, and has the corporate power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.
Section 4.2Authorization of the Shares. The Transaction Shares, when issued and delivered in accordance with the terms of this Agreement, will have been duly and validly authorized and issued, fully paid and non-assessable.
Section 4.3Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by LLA and constitutes a legal, valid and binding obligation of LLA, enforceable against LLA in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the Transactions will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LLA.
Section 4.4No Brokers. No commission or other remuneration has been paid or given directly or indirectly to, by or on behalf of LLA in connection with, or in order to solicit or facilitate, the Transactions, and there is no liability or obligation to pay any such commission or remuneration with respect to the Transactions.
ARTICLE V
MISCELLANEOUS
Section 5.1Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.

Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement and all language in all parts of this Agreement shall be construed in accordance with its fair meaning and not strictly for or against either party. The words “include,” “includes,” “including” and words of similar import when used in this Agreement will be deemed to be followed by the words “without limitation,” unless otherwise specified.
Section 5.2Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the state of Colorado, without reference to its choice of law rules that would require the application of the laws of another jurisdiction.
Section 5.3Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered electronically (including by e-mail) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

LIBERTY LATIN AMERICA LTD.

By:    /s/ John Winter
    Name: John Winter
    Title: Senior Vice President, Chief Legal
Officer and Secretary

UNDERSIGNED:

By:    /s/ Balan Nair
    Name: Balan Nair
    Title: President and Chief Executive Officer

Signature Page to Exchange Agreement

EXHIBIT A

Exchanged Shares (whole numbers only, no fractional or decimal amounts)	Transaction Shares (whole numbers only, no fractional or decimal amounts)
Number of shares held through broker: 1,363,080 DTC Participant name: [Separately Provided] DTC Participant account number: [Separately Provided] Broker contact email and phone #: [Separately Provided] Account # at bank/broker: [Separately Provided]	1,300,243[1]

1 NTD: Amount to be computed by (i) (A) multiplying Exchanged Shares number by LILA closing price on March 20 and (B) dividing the result by the LILAK closing price on March 20, and then (ii) netting out of the resulting number in (i) the amount necessary to cover the withholding on the LILAB shares.